Exhibit 99.2

ERBA Diagnostics, Inc.

Introduction to Pro Forma Consolidated Financial Information (Unaudited)

BACKGROUND

On October 3, 2012, ERBA Diagnostics, Inc., a Delaware corporation ( “ERBA”, the “Company” or the “Registrant”), acquired all of the issued and outstanding shares (the “Shares”) of capital stock of Drew Scientific, Inc., a Delaware corporation, from Drew Scientific, Inc., a Texas corporation (the “Seller”), a subsidiary of Escalon Medical Corp., a Pennsylvania corporation (“Escalon”), pursuant to a Stock Purchase Agreement, dated as of October 3, 2012, by and among, the Company, Seller and Escalon.

The purchase price paid by the Company for the Shares (the “Purchase Price”) was $6,500,000, which was funded through the purchase by ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”) from the Company of 8,666,667 shares of the Company’s common stock at a purchase price of $0.75 per share pursuant to the terms of the Stock Purchase Agreement, as amended on December 29, 2011 and October 3, 2012.

The $6,500,000 advanced by ERBA Mannheim in September 2012 has been classified as an advance from stockholder on the accompanying condensed consolidated balance sheet of ERBA as of September 30, 2012.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The accompanying unaudited pro forma consolidated financial information presents the historical financial information of the Registrant and the Seller. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise:

•	The unaudited pro forma consolidated balance sheet of the Registrant as of June 30, 2012 is presented as if the acquisition occurred as of the date of the balance sheet.
•	The unaudited pro forma consolidated statement of operations of the Registrant for the six-month period ended June 30, 2012 gives effect to the acquisition and certain adjustments that are directly attributable to the acquisition as if the transaction occurred as of the earliest date of the period presented.
•	The unaudited pro forma consolidated statement of operations of the Registrant for the year ended December 31, 2011 gives effect to the acquisition and certain adjustments that are directly attributable to the acquisition as if the transaction occurred as of the earliest date of the period presented.

In the opinion of management of the Registrant, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition actually been consummated as of the dates indicated or of the results that may be obtained in the future.

These unaudited pro forma consolidated financial statements and notes thereto should be read in conjunction with the Registrant’s historical consolidated financial statements and the notes thereto included in the Registrant’s Form 10-K for the year ended December 31, 2011 and Form 10-Qs for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and with Escalon’s historical audited consolidated financial statements and the notes thereto for its fiscal year ended June 30, 2012.

A-1

The unaudited pro forma consolidated financial information does not include the effects of the acquisition accounting adjustments that will be required by accounting principles generally accepted in the United States of America (“GAAP”). The acquisition accounting for certain items, including property and equipment and identifiable intangible assets, is dependent upon certain valuations that have not progressed to a stage where there is sufficient information for a definitive measurement. The Purchase Price will be allocated among the fair values of the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date. Any excess of the Purchase Price over the fair value of the Seller’s identifiable net assets will be recorded as goodwill. The final allocation is dependent upon the completion of the aforementioned valuations, which are expected to be completed by the deadline for filing the Registrant’s Form 10-K for the year ended December 31, 2012. The actual amounts recorded may differ materially from the information presented in the accompanying unaudited pro forma consolidated financial information and those differences could have a material impact on the unaudited pro forma consolidated financial information and the consolidated enterprise’s future results of operations and financial performance. Additionally, the unaudited pro forma consolidated financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor do the unaudited pro forma consolidated statements of operations include the effects of any other items directly attributable to the transaction that are not expected to have a continuing impact on the combined results of operations.

A-2

ERBA

Unaudited Pro Forma Combined Condensed Balance Sheet

as of June 30, 2012

(Unaudited)

			Pro Forma Adjustments		Pro Forma
	ERBA	Drew	(a)	(b)	Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,629,302	$262,681			$3,891,983
Accounts receivable, net	5,804,470	1,554,544			7,359,014
Inventories, net	3,767,094	2,348,358			6,115,452
Other current assets	401,248	109,823			511,071
Total current assets	13,602,114	4,275,406			17,877,520

Property, plant and equipment, net	1,324,466	557,654			1,882,120
Equipment on lease, net	540,445	0			540,445
Long-term accounts receivable	0	68,707			68,707
Product license	282,936	0			282,936
Intangible assets	0	627,342			627,342
Goodwill	870,290	93,181			963,471
Goodwill and other identifiable assets (Drew acquisition)	0	0	6,500,000	(3,923,042)	2,576,958
Other assets	223,401	0			223,401

Total assets	$16,843,652	$5,622,290			$25,042,900

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,952,674	$690,721			2,643,395
Accrued license payable	125,765	0			125,765
Revolving line of credit	609,541	0			609,541
Accrued expenses and other current liabilities	1,834,632	677,817			2,512,449
Deferred revenues		330,710			330,710
Capital lease obligations, current	62,085	0			62,085
Total current liabilities	4,584,697	1,699,248			6,283,945

Long-term liabilities:
Capital lease obligations, long-term	65,249	0			65,249
Deferred tax liabilities	460,422	0			460,422
Other long-term liabilities	971,769	0			971,769
Total long-term liabilities	1,497,440	0			1,497,440

Shareholders' equity:
Common stock	349,915	0	86,667		436,582
Additional paid-in capital	46,534,037	31,582,792	6,413,333	(31,582,792)	52,947,370
Accumulated deficit	(35,420,950)	(27,144,128)		27,144,128	(35,420,950)
Accumulated other comprehensive loss	(701,487)	515,622		(515,622)	(701,487)
Total shareholders' equity	10,761,515	3,923,042			17,261,515

Total liabilities and shareholders' equity	$16,843,652	$5,622,290			$25,042,900

Pro forma adjustments:

(a)	To reflect the issuance of 8,666,667 shares of common stock in October 2012 by the Registrant to ERBA Mannheim in exchange for cash of $6.5 million utilized for the acquisition of Drew.
(b)	Elimination of the capital accounts of Drew against the ERBA investment account. The difference is accounted for as goodwill. Upon the finalization of the valuation of assets (including identifiable intangibles) and liabilities as of the acquisition date, the goodwill account will be adjusted to account for the fair value of such assets and liabilities. The goodwill and other identifiable intangibles included in the historical financial statements of Drew will be eliminated or adjusted as a result of the finalization of the valuation.

A-3

ERBA

Unaudited Pro Forma Combined Condensed Statement of Operations

for the Twelve Months Ended December 31, 2011

(Unaudited)

			Pro Forma	Pro Forma
	ERBA	Drew	Adjustments	Combined
			(a) (b)
Net revenues	$16,759,773	$13,388,666		$30,148,439

Cost of sales	8,158,463	10,768,562		18,927,025

Gross profit	8,601,310	2,620,104		11,221,414

Operating expenses:
Selling, general and administrative	10,378,087	4,350,403		14,728,490
Research and development	1,451,525	625,784		2,077,309
Total operating expenses	11,829,612	4,976,187		16,805,799

(Loss) from operations	(3,228,302)	(2,356,083)		(5,584,385)

Other expense (income)
Interest income (expense)	21,962	1,974		23,936
Loss on disposal of assets		86,885		86,885
Gain (loss) on foreign currency transactions	167,919	0		167,919
Other income (expense), net	171,150	0		171,150
Total other expense (income)	361,031	88,859		449,890

Income (loss) before income taxes	(3,589,333)	(2,444,942)		(6,034,275)

Provision for income taxes	(291,990)	0		(291,990)

Net loss	$(3,297,343)	$(2,444,942)		$(5,742,285)

Net loss per share-basic and diluted	$(0.11)	Note (c)		$(0.14)

Weighted average number of common shares outstanding	31,058,494	Note (c)		39,725,161
				Note (d)

Notes:

(a)	No adjustments have been made to the historical depreciation expense of Drew. Any additional depreciation expense as a result of ERBA's acquisition of Drew has not been included.
(b)	No adjustments have been made to the historical intangibles amortization of Drew. Any additional amortization expense as a result of ERBA's acquisition of Drew has not been included.
(c)	Net loss per share has not been presented for Drew as there is only one share of common stock outstanding.
(d)	Includes the additional issuance of 8,666,667 shares to ERBA Mannheim in October 2012 as though the shares were issued at the beginning of the period.

A-4

ERBA

Unaudited Pro Forma Combined Condensed Statement of Operations

for the Six Months Ended June 30, 2012

(Unaudited)

			Pro Forma	Pro Forma
	ERBA	Drew	Adjustments	Combined
			(a) (b)
Net revenues	$8,584,159	$6,277,554		$14,861,713

Cost of sales	4,257,366	4,249,589		8,506,955

Gross profit	4,326,793	2,027,965		6,354,758

Operating expenses:
Selling, general and administrative	4,144,369	1,869,976		6,014,345
Research and development	437,848	203,746		641,594
Total operating expenses	4,582,217	2,073,722		6,655,939

(Loss) from operations	(255,424)	(45,757)		(301,181)

Other expense (income)
Interest income (expense)	21,996	2,868		24,864
Gain (loss) on foreign currency transactions	103,194			103,194
Other income (expense), net	1,417			1,417
Total other expense (income)	126,607	2,868		129,475

(Loss) before income taxes	(382,031)	(48,625)		(430,656)

Provision for income taxes	55,104	0		55,104

Net loss	$(437,135)	$(48,625)		$(485,760)

Net loss per share-basic and diluted	$(0.01)	Note (c)		$(0.01)

Weighted average number of common shares outstanding	34,892,653	Note (c)		43,559,320
				Note (d)

Notes:

(a)	No adjustments have been made to the historical depreciation expense of Drew. Any additional depreciation expense as a result of ERBA's acquisition of Drew has not been included.
(b)	No adjustments have been made to the historical intangibles amortization of Drew. Any additional amortization expense as a result of ERBA's acquisition of Drew has not been included.
(c)	Net loss per share has not been presented for Drew as there is only one share of common stock outstanding.
(d)	Includes the additional issuance of 8,666,667 shares to ERBA Mannheim in October 2012 as though the shares were issued at the beginning of the period.

A-5